Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Peabody Energy Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)(1)

	Equity	Common Stock, $0.01 par value per share	Rule 456(b) and Rule 457(r)(1)

Fees to Be Paid	Equity	Preferred Stock, $0.01 par value per share	Rule 456(b) and Rule 457(r)(1)

	Other	Warrants	Rule 456(b) and Rule 457(r)(1)(2)

	Other	Units	Rule 456(b) and Rule 457(r)(1)(3)

	Other	Guarantees of Debt Securities by Subsidiary Guarantors	Rule 457(n)(1)(4)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for the securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fee, except for $163,612 that the registrant is entitled to offset pursuant to Rule 457(p) under the Securities Act for fees paid with respect to $1,499,659,566 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-254765) filed by the registrant on March 26, 2021 and declared effective on April 23, 2021 (the “Prior Registration Statement”). In connection with the securities offered hereby, except for the application of the fees previously paid by the registrant, the registrant will pay the registration fee on a pay-as-you-go basis. The registrant has completed any offering that included the Unsold Securities associated with the claimed offset under the Prior Registration Statement.

(2)	Includes warrants for the purchase of debt securities, shares of common stock or preferred stock.
(3)	Includes units comprised of debt securities, shares of common stock or preferred stock, warrants or any combination of such securities.
(4)

Debt securities may be issued without guarantees or may be guaranteed by one or more of the registrants named in the “Table of Co-Registrants” of the registration statement. No separate consideration will be received for such guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable with respect to such guarantees.